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EXHIBIT (10): CONSENT OF INDEPENDENT AUDITORS.

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 33-89848 of United of Omaha Separate Account C of our report dated April 26, 2005 related to the statutory financial statements of United of Omaha Life Insurance Company as of December 31, 2004 and 2003, and for each of the three years in the period ended December 31, 2004, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.



/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 29, 2005
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 17 to Registration Statement No. 33-89848 of United of Omaha Separate Account C of our report dated April 26, 2005, relating to the financial statements of the subaccounts of United of Omaha Separate Account C appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.


/s/ Deloitte & Touche LLP

Omaha, Nebraska
April 29, 2005